      8                                                              EXHIBIT 4.3

                      THE BUREAU OF NATIONAL AFFAIRS, INC.
                                 STOCK OWNERSHIP
             AS ADOPTED BY THE BOARD OF DIRECTORS SEPTEMBER 6, 2001


                              I. GENERAL PROVISIONS

     The Board of Directors of The Bureau of National Affairs, Inc., pursuant to
Article IV of the Corporation's Articles of Incorporation, which sets forth general provisions governing the sale, ownership, and redemption of the Corporation's stock, hereby establishes the following additional procedures and provisions governing the Corporation's stock, including operation of the Corporation's Stock Purchase and Transfer Plan. Provisions specifically relating to the sale and issuance of the Corporation's stock pursuant to The BNA 401(k) Plan are included in that Plan document.


     1. ELIGIBLE STOCKHOLDERS

      CLASS A STOCK. The shares of Class A stock shall be issued only to persons
(1) who are officers or employees of the  Corporation or of a subsidiary  eighty
(80) percent or more of whose stock is owned by the Corporation and (2) who have been employed by the Corporation, or by a qualifying subsidiary of the Corporation, as a full-time employee for one year, or as a part-time employee (20 hours per week or more) for two years (all such officers and employees being hereinafter referred to as "officers and employees of the Corporation").
      CLASS B STOCK. The Class B stock shall be issued only in exchange for Class A stock (1) to officers or employees of the Corporation upon retirement (as defined below) because of age or disability, or (2) upon the death of officers or employees of the Corporation, to the estates of such officers or employees, to the dependents of such officers or employees, or to persons who are the natural objects of the bounty of such officers or employees, PROVIDED that death occurs (1) while the officers or employees are in the service of the Corporation or on military or disability leave, or (2) within 90 days after retirement because of age or disability.
      No person shall be obligated or required to accept Class B stock in exchange for Class A stock. Any person qualified above to receive Class B stock in exchange for Class A stock who elects to exercise such right of exchange shall so notify the Secretary of the Corporation in writing at the following times: in the case of an officer or employee of the Corporation entitled to exchange Class A stock for Class B stock upon retirement, within ninety (90) days after retirement, and in the case of anyone entitled to exchange Class A stock for Class B stock upon the death of a retired officer or employee, within one hundred eighty (180) days after the death of such officer or employee;
      For purposes of determining a Class A stockholder's eligibility to exchange Class A stock for Class B stock upon retirement, the Class A stockholder must satisfy the rules of eligibility for retirement that apply to employees of the Corporation. For purposes of determining years of service for those stockholders employed by the Corporation's qualifying subsidiaries, the starting date is the date the subsidiary was acquired by the Corporation, or the date of employment with the subsidiary corporation, whichever is later.

      In the event that a holder of Class A stock elects to exercise a right to exchange such stock for Class B stock at a time at which the Corporation does not have available authorized Class B stock with which to effectuate such exchange, said holder of Class A stock shall be so informed by the Corporation and such Class A stock may be retained by the holder thereof until receipt of notification from the Corporation that Class B stock is so available. Upon receipt of such notification from the Corporation, the exchange shall promptly be effected, PROVIDED that nothing contained herein shall preclude such holder of Class A stock prior to receipt of such notification from the Corporation from tendering any or all of such shares of Class A stock (a) to the Corporation for purchase by it in accordance with Paragraph 7 of this document or (b) for purchase in accordance with the provisions of the Stock Purchase and Transfer Plan of the Corporation.


      CLASS C STOCK. The Class C common stock of the Corporation is issued in exchange for Class A stock to officers and employees of any subsidiary corporation, eighty (80) percent or more of whose stock was owned by the Corporation or to the officers and employees of the Corporation assigned to such a subsidiary corporation, upon the disposition of that subsidiary or upon reduction of the Corporation's stock ownership to less than eighty (80) percent. Any exchange of Class A stock for Class C stock is at the option of such officer and employee and is made on a share for share basis. An election to exercise such right of exchange is made by so notifying the Secretary of the Corporation in writing within ninety (90) days after the disposition or reduction.

     Any holder of Class C stock may at any time, by written notice to the Secretary of the Corporation, tender any or all shares of such stock to the Corporation for purchase by it. The Board of Directors may accept or reject such tender, in whole or in part; and if it accepts the tender or any part thereof, the Corporation shall purchase the shares of stock so accepted at the price in effect for purchase and sale of shares of Class A stock of the Corporation under the Stock Purchase and Transfer Plan of the Corporation. If the Board of Directors rejects such tender in whole or in part, the shares may be transferred to any person whomsoever, subject, however, to a continuing right of the Corporation to purchase any and all of said shares in the event that, and at such times as, any or all of such shares are presented for transfer, and the price payable by the Corporation shall be the price in effect for the purchase and sale of Class A stock of the Corporation under the Stock Purchase and Transfer Plan of the Corporation. Except as provided above, no shares of Class C stock may be transferred or pledged without the written consent of the Board of Directors.

     The Corporation shall have the right to redeem from the stockholder thereof all or any part of the outstanding shares of Class C stock (a) one (1) year after the death of the stockholder, (b) ninety (90) days after the stockholder has held the Class C stock for the number of years equal to his or her years of service as an officer or employee of the Corporation or the subsidiary company while the subsidiary was owned at least eighty (80) percent by the Corporation, or (c) on December 31, 2015, whichever shall first occur. Prior to exercising such right of redemption, the Corporation shall notify the holder of the Class C stock by written notice to the address of such holder as it appears on the stock books of the Corporation and shall give the holder the opportunity to tender the shares to the Corporation in accordance with the previous paragraph. If the holder fails to tender the shares, the Corporation may exercise the right to redeem the outstanding shares of Class C stock at a price per share equal to the book value per outstanding share at the close of the next preceding calendar year, as determined by independent auditors, and the said holder shall have no further rights, privileges, or powers in respect of such stock.

      2. TRANSFER ON DEATH. Any holder of shares of Class A (other than shares held in the stockholder's account in The BNA 401(k) Plan), Class B, or Class C stock shall be entitled to hold such shares in transfer-on-death ("TOD") form pursuant to the provisions of Chapter 8 of Part III, Title 12 of the Delaware Code ("Uniform TOD Security Registration Act") subject to such conditions as the Board of Directors may establish by resolution from time to time and in accordance with registration procedures adopted by the Secretary of the Corporation. Upon receipt of (i) an affidavit of the personal representative of the deceased owner's estate or such other proof of death of the deceased owner as may be satisfactory to the Secretary of the Corporation, and (ii) satisfaction of such other requirements as the Secretary of the Corporation may establish, shares of Class A stock, Class B stock, or Class C stock transferred upon the death of the owner pursuant to TOD registration shall be registered in the name of the surviving beneficiary(ies). Shares of any class of the Corporation's stock received by any person as a surviving beneficiary (or the surviving beneficiary's representatives, if applicable) under a TOD registration of such shares shall be subject to the provisions of the Corporation's Certificate of Incorporation and resolutions governing the operation of the Corporation's stock plans in the same manner as if such shares had been received by such holder under a will or under the laws of descent and distribution. Without limiting the generality of the foregoing sentence, any such shares shall be subject to the Corporation's redemption or repurchase rights applicable to the personal representative of any deceased holder of the Corporation's stock or to any recipient of the Corporation's stock under a will or under the laws of descent and distribution.


      3. CONSIDERATION FOR CLASS A STOCK The Class A stock shall be issued for money only, at such price as the Board of Directors may from time to time prescribe by resolution.

      4. RATE OF EXCHANGE OF CLASS B STOCK The exchange of Class A stock for Class B stock shall be on a share for share basis.

      5. FORM OF CERTIFICATES; UNCERTIFICATED SHARES. The certificates of stock of the Corporation shall, as to each class of stock, be numbered consecutively and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name and the number of shares of stock represented thereby, and shall be signed by the President or a Vice-President, and by either the Secretary, the Treasurer, the Assistant Secretary or the Assistant Treasurer.
      All shares of the Corporation's Class A, Class B, and Class C stock issued on and after March 25, 2000, shall be uncertificated shares; any shares of the Corporation's Class A, Class B, and Class C stock issued prior to that date shall become uncertificated upon the stockholder's surrender to the Corporation of the certificate representing such shares. Any holder of uncertificated shares shall be entitled, upon request, to a certificate representing those shares.

      6. TRANSFER OF STOCK Except as otherwise provided below, no shares of Class A and Class B stock may be transferred or pledged without the written consent or authorization of the Board of Directors or of such officer as may be designated by it to grant such consent or authorization. All transfers of stock of the Corporation represented by certificates shall be made upon its books by the person named in the certificate or by his/her lawfully constituted representative, and upon surrender of the certificate for cancellation; transfers of stock represented by uncertificated shares shall be made by the person named in the Corporation's records or by his/her lawfully constituted representative, without the need for the surrender of a certificate. A transfer of stock registered in Transfer on Death form that occurs upon the death of the holder thereof shall be deemed to be made by the person named in the certificate, or by the person named in the Corporation's records, provided that the Corporation has received an affidavit of the personal representative of the deceased owner's estate or such other proof of death of the deceased owner as may be satisfactory to the Secretary of the Corporation. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

      7. REDEMPTION AND PURCHASE OF STOCK BY THE CORPORATION. Any holder of Class A stock may offer any or all shares of Class A stock not held in the BNA 401(k) Plan for sale to the Trustee of the Stock Purchase and Transfer Plan; such sales are governed by the provisions of Section II of this document. Any holder of Class A stock may also tender any and all shares of his or her stock to the Corporation for purchase by it, subject to the provisions of Article IV of the Corporation's Articles of Incorporation, which also specifies the procedures governing the tender and redemption of Class B and Class C stock.
      As specified by Article IV, the Corporation shall have the right to redeem Class A, Class B, and Class C stock from stockholders who have held their stock for the following periods:
   o For holders of Class A stock who resign or leave the employ of the Corporation or a qualifying subsidiary: 90 days from the date of leaving, unless the holder has signed an optional agreement, in which case the stock may be held for either one year or three years, depending upon the agreement;
   o For holders of Class A stock who die while employed or within 90 days of retirement: eight years from the date of death.
   o For holders of Class B stock: one year from the date of death, or eight years from the date of retirement, whichever is longer, or as otherwise provided by the Board of Directors. By resolution of May 6, 1999, the Board of Directors has established that, where Class B stock passes by will, transfer on death designation, or by the laws of descent and distribution, from a retired officer or employee of the Corporation to his or her surviving spouse, it shall be the policy of the Corporation, with regard only to stock holdings as of September 25, 1999 or with regard to any stock obtained by means of the split of stock held as of September 25, 1999, not to exercise its right of redemption until one year after the death of such spouse.
   o For holders of Class C stock: one year from the date of death, or 90 days after the employee has held the Class C stock for the number of years equal to his or her years of service as an employee of the subsidiary while the subsidiary was owned at least 80 percent by the Corporation, or December 31, 2015, whichever shall first occur.

      It is the intent of the Board of Directors that stock timely redeemed upon expiration of said holding periods will be redeemed at the price then currently in effect under the Stock Purchase and Transfer Plan.
      However, as regards any stock that is not timely redeemed and is held beyond the specified holding period, the Corporation reserves the exclusive right to redeem such stock in the following manner: Prior to exercising such right of redemption, the Corporation will provide written notice to the holder and shall give the holder the opportunity to sell his or her stock, either through the Stock Purchase and Transfer Plan, or to the Corporation, at the price currently in effect under the Stock Purchase and Transfer Plan. If the holder fails to do so, the Corporation may exercise the right to redeem from the holder all outstanding shares of stock at a price per share equal to the book value per outstanding share at the close of the immediately preceding calendar year, as determined by independent auditors, PROVIDED, that if the book value per outstanding share, as so determined, exceeds ten times the average annual net earnings per outstanding share, if any, of the Corporation (after taxes, including income taxes) for the preceding three calendar years, as determined by independent auditors, then the price shall be the average of such two figures (book value and ten times average net earnings) per outstanding share.

      The Corporation shall have the right to purchase Class A stock through the Stock Purchase and Transfer Plan.

      8. FRACTIONAL SHARES No fractional shares of stock may be subscribed for, issued or exchanged. The Board of Directors may, in its discretion, provide for the payment of a sum of money to cover fractional interests arising from an exchange, redemption or acquisition of stock by the Corporation.

      9. DISSOLUTION OR DISTRIBUTION OF ASSETS In the event of the dissolution of, or any distribution of the assets of, the Corporation, the holders of Class A stock, Class B stock, and Class C stock shall be entitled to participate ratably, share for share, and without preference of any class over the others.

      10. LOST CERTIFICATE. If a certificate of stock of the Corporation is lost or destroyed, another certificate of the same tenor and for the same number of shares may be issued in its stead, upon request and upon proof of such loss or destruction.


            II. SALE AND PURCHASE OF THE CORPORATION'S CLASS A STOCK:
                        STOCK PURCHASE AND TRANSFER PLAN

      1. STOCK TRANSFER IN CONFORMITY WITH SECTION. For all transfers of Corporation stock made in conformity with the requirements of this Section, approval by the Board of Directors shall not be required.

      2. PLAN FEATURES. The Stock Purchase and Transfer Plan (Plan) will include the following features:

           (a) OPERATION BY TRUSTEE. The Plan shall be operated in accordance with the provisions of this Section by a Trustee, who shall be designated by the Board and shall serve at the pleasure of the Board. The Board may designate one or more Assistant Trustees with powers to perform any of the Trustee's duties herein prescribed in the absence of the Trustee.

           (b) ELIGIBILITY FOR PARTICIPATION. Except as otherwise provided in this Section, officers and employees eligible to participate shall be persons
(1) who are officers or employees of the Corporation or of a subsidiary corporation eighty (80) percent or more of whose stock is owned by the Corporation and (2) who, at the end of the pending stock plan, will have been employed by the Corporation or by a qualifying subsidiary of the Corporation as a full-time employee for one year, or as a part-time employee (20 hours per week) for two years (all such officers and employees being hereinafter referred to as "officers and employees"). The term "stockholder," used without qualification, means any holder of Class A stock whether an officer or employee or not.

           (c) STOCK PURCHASE FUND. The Board of Directors shall establish a Stock Purchase Fund under the direction and control of the Trustee. The Trustee is empowered to select a depository with which this fund is to be deposited. Withdrawal of amounts from the account with the depository may be made upon the signature of the Trustee or a duly designated agent.

           (d) FUNCTIONS OF STOCK PURCHASE FUND. The functions of the Stock Purchase Fund shall be:

               (i) To accept deductions from the weekly or biweekly salary of eligible officers and employees authorizing deductions for the purchase of Class A stock of the Corporation through the Plan. The deducted amounts shall remain in the Fund to the credit of the respective officers and employees until they are applied to the purchase of stock. In the event of termination of employment, any amount in the Stock Purchase Fund to the credit of the officer or employee shall be refunded. No interest will be paid on monies in the Fund.
               (ii) To purchase from stockholders Class A stock of the Corporation, so far as available, up to the amount sufficient to satisfy the claims of those who (1) have deposited funds with the Fund through payroll deductions and (2) have listed with the Trustee offers to buy.
               (iii) To purchase  from the  Corporation  such  treasury  Class A stock or unissued Class A stock as the Board of Directors may authorize to be purchased,for the purpose of satisfying the demands of those who (1) have deposited funds with the Fund through payroll deductions and/or (2) have listed with the Trustee offers to buy.
               (iv) To sell stock to the Corporation for the purposes set forth in Paragraph 4 of this section.

           (e) PRIORITIES IN PURCHASE AND SALE OF STOCK. The Trustee shall observe the following rules as to priorities in purchase of Class A stock:

               (i) When the number of shares which can be purchased by officers and employees with accumulated funds from payroll deductions and by calling upon officers and employees who have submitted offers to buy exceeds the total of shares which are available to the Fund for sale, the claims of those who have contributed funds through payroll deductions shall be satisfied before satisfaction of any of the claims of those who have submitted offers to buy.
               (ii) When the number of shares offered to the Fund by stockholders plus the shares subject to purchase by the Fund under optional agreements exceeds the number of shares for which there is a demand through payroll deductions and offers to buy, the Trustee shall apply such funds as are available to purchase stock in the following order of priority:

                  (aa) Such shares  of  stock  held  by a  former officer  or employee, or the heirs or legatees of a former officer or employee, whose employment has been terminated for one year or more and whose stock is subject to purchase by the Fund pursuant to an optional agreement.
                  (bb) All  other  stock  offered to the Fund for purchase in the chronological order in which such offers have been received in writing by the Trustee: PROVIDED, however, that, whenever the Trustee has unsatisfied offers of stock from two or more stockholders, not more than sixteen thousand (16,000) shares may be purchased from a stockholder having a higher priority until sixteen thousand(16,000)shares (or all shares offered, if less than sixteen thousand (16,000)) have been purchased from each such stockholder having a lower priority.
                       Where  two  or  more  offers of  stock  are   received
                       simultaneously by the Trustee, the order shall be determined by lot.

           (f) PRICE OF CLASS A STOCK. Not more than 70 days and not less than 15 days prior to (1) the date of record for voting at the regular annual meeting of stockholders and (2) the date which follows such record date by six months, the Board of Directors shall determine the price of the Class A stock for purchase and sale by the Fund during the six-month periods beginning with the two dates specified above. The price set shall not be below the book value per share for the immediately preceding calendar year as determined by independent auditors. The price shall be the same for stock purchased by the Stock Purchase Fund and for stock sold by the Fund. Announcement of the price shall be made to all stockholders and eligible officers and employees at least one week in advance of the effective date.

           (g) ISSUANCE OF CLASS A STOCK TO FUND. The Board of Directors shall determine twice each year whether to make available treasury or unissued Class A stock for purchase by the Stock Purchase Fund and, if it decides to make such stock available, it shall determine the maximum number of shares to be sold to the Fund. The price at which such stock shall be sold shall be the same as the price fixed for purchase and sale of stock by the Stock Purchase Fund.

           (h) SETTLEMENT DATES. On the dates designated below, money accumulated in the Stock Purchase Fund shall be applied to the purchase of Class A stock in the name of the officers and employees authorizing payroll deductions for the purpose. As of these dates the Trustee of the Fund shall also make available, to those who have submitted "offers to buy," stock to satisfy these offers to the extent that such stock is available to the Fund. Stock certificates or statements shall be issued to each officer or employee for shares then fully paid through payroll deductions or by satisfaction of offers to buy as soon as possible after each settlement date. The settlement dates are the days next preceding each of the following dates:

               (i) Record date fixed prior to (a) regular stockholders' meetings; (b) special stockholders' meeting; and (c) payment of dividends.
               (ii) Date six months after record date of regular stockholders' meetings.

           (i) PAYROLL DEDUCTIONS FOR PURCHASE OF STOCK. Eligible officers and employees may, upon written authorization, have deducted from their salaries and paid into the Stock Purchase Fund designated amounts each pay period to be applied on purchase of Class A stock of the Corporation, subject to the following rules:

               (i) LIMITATIONS ON AMOUNT: Deductions from salary for such purchase shall not be in excess of 400 times the current price per share and not less than five dollars ($5.00) per week.
               (ii) WHEN DEDUCTIONS BEGIN: Deductions from payroll for the purpose of this subparagraph shall begin with salary for
                     the   first   full   pay  period  after  receipt  of  the
                     authorization,  except  that  deductions   from   payroll
                     authorized within the forty-two days preceding the close of the then current Plan shall begin with salary for the first full week of the succeeding Plan period.
               (iii) CHANGE IN  AMOUNT  OF  AUTHORIZED DEDUCTION: Any eligible
                     officer  or   employee   who  has  authorized  a  payroll
                     deduction  for  the  purposes  of  this  subparagraph may
                     increase  or   decrease  the  amount of   the   deduction
                     authorized, subject to the   limitations  of  subdivision
                     (i) of this subparagraph, by giving written notice to the Trustee of the Stock Purchase Fund.Such notice shall take effect with salary for the first full pay period after submission of notice, except that if such notice is received within the forty-two days preceding the close of the then current Plan it shall take effect with salary for the first full week of the succeeding Plan period.
               (iv) WITHDRAWAL OF AUTHORIZATION: Any eligible officer or employee who has authorized a payrolldeduction for the
                     purposes  of   this   subparagraph   may   withdraw   his
                     authorization at any time by giving written notice to the Trustee of the Stock Purchase Fund. Such notice shall take effect with salary for the first full pay period after submission of notice. Upon request, and with two weeks' notice, a person withdrawing from the Plan may have refunded any amount deducted from salary which has not at that time been applied to the purchase of stock.
               (v) NO FRACTIONAL SHARES: No fractional shares shall be purchased. On any settlement date, the Stock Purchase Fund shall refund to any officer or employee upon request any amount remaining after application of the deductions to the purchase of full shares of stock.

           (j) OFFERS TO BUY. Eligible officers and employees may at any time before the forty-second day preceding the close of the Plan currently in effect submit to the Trustee offers to buy shares of the Class A stock of the Corporation. Such offers to buy shall be satisfied at the price of stock currently established, and shall become void at the end of each Plan.
                Stock may be sold by the Trustee in satisfaction of offers to buy whenever he or she has stock available for sale after the satisfaction of all claims arising from those who have authorized payroll deductions for purchase of stock: PROVIDED, however, that no treasury or unissued stock shall be issued to satisfy such offers to buy except at the following settlement dates: (1) the day next preceding the record date for the regular annual stockholders' meeting and (2) the day next preceding the date six months after such record date.
                FILING. Offers to buy must be submitted in writing in a form prescribed and filed with the Trustee.
                RECORDS. The Trustee shall keep a record of offers as filed by each officer or employee. The trustee shall assign to each offer to buy a listing number, which shall show the time sequence in which each offer to buy was filed. When two or more offers are received at the same time, priority among them shall be determined by lot.
                OBLIGATIONS ENTAILED. Offers to buy, when filed, shall constitute a binding obligation upon the person filing the same to execute the purchase at any time when called upon by the Trustee to do so. If the offeror does not then execute the purchase, any pending offer to buy submitted by that offeror shall be canceled.
                LIMITATIONS ON AMOUNT. No offer will be accepted that is for more than 16,000 shares.
                CHANGE. Each officer or employee is permitted to file one offer to buy during each Plan. Any person who has filed an offer to buy may increase or decrease such offer, or withdraw it entirely. No offer can be filed, or changed, after the forty-second day before the end of the Plan.
                FULFILLMENT. Offers to buy shall be satisfied in order of priority based on the date when the offer to buy is listed according to the following system: when the Trustee has available shares for sale to makers of offers to buy, he or she shall allot to each listing number in numerical sequence eight hundred (800) shares, or the full amount of the offer to buy if the offer is for fewer than eight hundred (800) shares, until all listing numbers have received their allotments or until all the available shares have been allotted. If additional shares for allotment remain, they shall be allocated in the same manner, eight hundred (800) or fewer (if the unfulfilled offer to buy is less than eight hundred (800)) shares being allotted to each number in rotation until all available shares are sold. After each such allotment the "live" listing shall be reconstituted, beginning with the first offer to buy that was not satisfied in the previous allotment, and the same procedure followed on subsequent allotments.

           (k) PLACE AND SALE OF STOCK All stock under this Plan is to be issued, sold, and paid for in Washington, D.C. No notice of participation in the Plan is effective until received and accepted at the principal office of the Corporation.

      3. REGISTER OF SUPPLEMENTAL BIDS. Whenever the Trustee shall certify that the Stock Purchase Fund is unable to absorb stock subject to purchase by the Fund pursuant to optional agreements or offered for sale by stockholders, he or she shall establish a Register of Supplemental Bids. In this Register shall be entered bids for Class A stock of the Corporation which have been communicated in writing to the Trustee by eligible officers and employees. The Register shall show in the order of receipt the name of the bidder, the bidding price, the number of shares bid for, and the date as of which the bid expires (unless the bid is open). Any bid may be withdrawn upon one week's written notice to the Trustee. The Register shall be open for inspection at the principal office of the Corporation at all reasonable hours to stockholders and eligible officers and employees. The Trustee shall reply promptly to mail inquiries of stockholders and eligible officers and employees respecting the Register.

           (a) STOCK TRANSFER PURSUANT TO SUPPLEMENTAL BIDS. Whenever the Trustee shall certify that the Stock Purchase Fund is unable to absorb stock subject to purchase by the Fund pursuant to optional agreements or offered for sale by stockholders, any stockholder may offer his or her stock in satisfaction of the registered bids, and transfer shall be made upon the books of the Corporation from the offerer to the bidder. When two or more bids at the same price have been registered, bids at that price will be satisfied in time order of their registration.

           (b) ANNUAL STATEMENT OF TRUSTEE. In any year in which a Register of Supplemental Bids is maintained, the Trustee shall send all Class A stockholders and eligible officers and employees an annual statement of the manner in which the system of Supplemental Bids is operated and the conditions which must be met by those who wish to avail themselves of its use.

      4. SALE OF STOCK TO THE CORPORATION. In the event the Board of Directors, during any Plan period, determines that the orderly and successful operation of the Plan requires, and that the best interests of the Corporation and its stockholders and employees will be served by, the purchase by the Corporation through the Stock Purchase Fund of the whole, or any part, of the Class A stock of the Corporation, which, during such six months' period, is subject to purchase by the Fund pursuant to optional agreements or is offered for sale by stockholders, but which the Fund is unable to absorb unless purchased by the Corporation, the Trustee shall sell to the Corporation all, or such part of, the said unabsorbed stock as the Board, through its designated officer, shall notify the Trustee the Corporation will purchase, at the price set for the purchase and sale of stock by the Fund during the said six months' period.

                      III. OPTIONAL AGREEMENT FOR TRANSFER
                  OF CLASS A STOCK ON TERMINATION OF EMPLOYMENT


      1. FORM OF AGREEMENT. The Corporation shall, on and after January 1, 1998, offer to all officer and employee holders of Class A stock the option to execute the following agreement:

                  Agreement between The Bureau of National Affairs, Inc., party of the first part, and _____________, holder of one or more shares of the Class A stock of The Bureau of National Affairs, Inc., in his/her name, or for his/her account in The BNA 401(k) Plan, party of the second part:

                  In consideration of mutual advantages accruing therefrom, the parties hereby covenant and agree as follows:

           1. The party of the second part will, within not more than one (1) year of his or her separation from employment by The Bureau of National Affairs, Inc. (herein called the Corporation) or by a subsidiary eighty (80) percent or more of whose stock is owned by the Corporation, offer all Class A stock of the Corporation held by him or her to be purchased under the Stock Purchase and Transfer Plan set up by the Corporation. Such offer or offers may be made at any time within the said one(1) year for any part or all of the Class A stock so held.

           2. In the event that the Stock Purchase Fund, provided for in the said Plan, is unable to purchase any or all of the shares offered, the party of the second part may, at that time, at his or her option, accept Supplemental Bids, if any, registered with the Trustee of the Plan. If such Supplemental Bids are not accepted, the party of the second part may retain his or her shares for later offers through the Stock Purchase and Transfer Plan, including acceptance of Supplemental Bids.

           3. If at the end of one (1) year after termination of his or her employment, the party of the second part still retains any Class A stock of the Corporation, she or he shall offer it forthwith for purchase through the Stock Purchase Fund. If the Stock Purchase Fund is unable to purchase any or all of the shares so offered, the Trustee of the Plan shall so notify her or him and she or he may thereafter retain such shares as have not been purchased or may dispose of them by accepting
                 Supplemental Bids. Upon receipt of notification from the Trustee that the Fund is able to purchase any part or all of the shares then held, the party of the second part shall, within sixty (60) days from the mailing of such notification, which shall state the number of shares the Fund can purchase from the stockholder, present such shares to the Trustee for purchase by the Fund. A like procedure shall be followed until all shares held by the party of the second part have been purchased by the Fund.

           4. If the party of the second part, or his/her heirs or legatees, offers any or all of his/her shares for sale other than as herein specified, this agreement shall become null and void.

           5. This agreement shall be binding upon the heirs and legatees of the party of the second part.

           6. Nothing herein contained shall diminish any right of the party of the second part to exchange Class A stock for Class B stock of the Corporation.

           7. The provisions of Section I, Paragraph 8 of this document shall not apply to the party of the second part, or his/her heirs or legatees, so long as this agreement is in force and effect.


      2. PREVIOUS AGREEMENTS HONORED. The Corporation shall honor all Optional Agreements previously and properly executed.